Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Resonant Inc.
Goleta, California
We consent to the incorporation by reference in this Registration Statement of our report dated March 26, 2015, relating to the consolidated financial statements of Resonant Inc. (the “Company”) as of and for the year ended December 31, 2014 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
/s/ Squar Milner LLP
Squar Milner LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)
June 7, 2016